PRESS RELEASE    Source: Handy & Harman Ltd.

Handy & Harman Ltd. Reports Third Quarter Financial Results and Outlook for Full Year
WHITE PLAINS, N.Y., November 9, 2012 - Handy & Harman Ltd. (NASDAQ(CM): HNH); ("HNH" or the "Company"), a diversified global industrial company, today announced operating results for the third quarter and nine months ended September 30, 2012. They are summarized in the following paragraphs. For a full discussion of the results, please see the Company's Form 10-Q, which can be found at www.handyharman.com.
HNH reported sales of $165.4 million for the quarter, as compared to $178.0 million for the same period of 2011. Income from continuing operations before tax was $9.3 million in the third quarter of 2012, as compared to $9.7 million in 2011. Net income for the third quarter of 2012 was $5.9 million, or $0.45 per basic and diluted common share, as compared to net income of $7.0 million, or $0.55 per basic and diluted common share for the same period in 2011.
For the nine months ended September 30, 2012, sales were $516.8 million, as compared to $518.8 million for the same period of 2011. Income from continuing operations before tax was $36.4 million, as compared to $28.1 million in 2011. Net income for the nine-month period was $22.0 million, or $1.69 per basic and diluted common share, as compared to net income of $28.6 million, or $2.28 per basic and diluted common share for the same period in 2011, which included net income from the sale of discontinued operations of $4.9 million, or $0.39 per share.
The principal reason for the decrease in net income for both the three- and nine-month periods was a significantly higher income tax provision in 2012, as compared to 2011. The Company recorded the benefit of its remaining federal net operating loss carryforwards in the fourth quarter of 2011. The Company's tax provision for the three and nine months ended September 30, 2012 includes the benefits of such net operating loss carryforwards, but the same periods in 2012 do not include any such benefits.
HNH generated Adjusted EBITDA of $21.0 million for the third quarter of 2012, as compared to $22.6 million for the same period in 2011, a decrease of $1.6 million, or 7.3%. For the nine-month period, the Company generated Adjusted EBITDA of $64.7 million, as compared to $62.3 million for the same period in 2011, an increase of $2.3 million, or 3.7%. See “Note Regarding Use of Non-GAAP Financial Measurements” below for the definition of Adjusted EBITDA.
The Company also reported that it anticipated that full-year 2012 sales and Adjusted EBITDA would be in the lower half of the previously reported ranges of $635 million to $776 million, and $77 million to $94 million, respectively.

On November 8, 2012, Handy & Harman Group Ltd., a wholly-owned subsidiary of HNH, entered into a $205.0 million senior secured credit facility, consisting of a revolving credit facility in an aggregate principal amount not to exceed
$90.0 million and a term loan in an aggregate principal amount of $115.0 million. The facility is further described in the Company's Form 10-Q (Note 20 - Subsequent Events).

Financial Summary

	Three Months Ended		Nine Months Ended
(in thousands except per share)	September 30,		September 30,
	2012	2011	2012	2011
Net sales	$165,419	$177,989	$516,768	$518,770
Gross profit	46,726	46,487	145,459	133,386
Gross profit margin	28.2%	26.1%	28.1%	25.7%
Operating income	14,870	16,364	47,811	41,524
Income from continuing operations before tax	9,331	9,739	36,388	28,134
Tax provision	3,401	1,921	14,410	4,455
Income from continuing operations, net of tax	5,930	7,818	21,978	23,679
Net (loss) income from discontinued operations	—	(796)	—	4,927
Net income	$5,930	$7,022	$21,978	$28,606
Basic and diluted income per share of common stock
Net income per share	$0.45	$0.55	$1.69	$2.28

Segment Results

Income Statement Data	Three Months Ended		Nine Months Ended
(in thousands)	September 30,		September 30,
	2012	2011	2012	2011
Net sales:
Precious Metal	$40,304	$51,791	$137,718	$150,488
Tubing	23,081	25,188	74,778	74,061
Engineered Materials	68,367	69,170	202,493	192,732
Arlon	20,584	18,800	62,292	62,642
Kasco	13,083	13,040	39,487	38,847
Total net sales	$165,419	$177,989	$516,768	$518,770
Segment operating income:
Precious Metal	$4,811	$7,180	$18,228	$17,294
Tubing	3,764	3,798	11,883	11,371
Engineered Materials	8,376	8,761	23,320	20,950
Arlon	3,168	1,802	9,666	6,451
Kasco	1,072	1,025	3,080	3,095
Total segment operating income	21,191	22,566	66,177	59,161
Unallocated corporate expenses and non-operating units	(5,137)	(3,739)	(15,968)	(12,968)
Unallocated pension expense	(1,220)	(2,487)	(2,483)	(4,737)
Gain from asset dispositions	36	24	85	68
Operating income	14,870	16,364	47,811	41,524
Interest expense	(3,709)	(3,802)	(11,907)	(11,428)
Realized and unrealized (loss) gain on derivatives	(1,340)	(1,488)	1,170	(633)
Other expenses	(490)	(1,335)	(686)	(1,329)
Income from continuing operations before tax	$9,331	$9,739	$36,388	$28,134

Supplemental Non-GAAP Disclosures

Adjusted EBITDA	Three Months Ended		Nine Months Ended
(in thousands)	September 30,		September 30,
	2012	2011	2012	2011
Income from continuing operations, net of tax	$5,930	$7,818	$21,978	$23,679
Add (Deduct):
Tax provision	3,401	1,921	14,410	4,455
Interest expense	3,709	3,802	11,907	11,428
Unrealized loss (gain) on embedded derivatives related to sub-notes	304	1,652	(1,454)	(621)
Non-cash derivative and hedge loss (gain) on precious metal contracts	1,036	(164)	284	1,254
Non-cash adjustment to precious metal inventory valued at LIFO	460	(458)	174	799
Depreciation and amortization expense	3,549	3,974	11,192	11,863
Non-cash pension expense	1,220	2,487	2,483	4,737
Non-cash asset impairment charge	—	—	—	700
Non-cash stock-based compensation expense	1,265	639	3,275	2,331
Other, net	98	950	411	1,698
Adjusted EBITDA	$20,972	$22,621	$64,660	$62,323

Note Regarding Use of Non-GAAP Financial Measurements
The financial data contained in this press release includes certain non-GAAP financial measures as defined by the Securities and Exchange Commission (“SEC”), including “Adjusted EBITDA”. The Company is presenting Adjusted EBITDA because it believes that it provides useful information to investors about HNH, its business and its financial condition. The Company defines Adjusted EBITDA as net income or loss from continuing operations before the effects of realized and unrealized gains or losses on derivatives, interest expense, taxes, depreciation and amortization, LIFO liquidation gain, and non-cash pension expense or credit, and excludes certain non-recurring and non-cash items. The Company believes Adjusted EBITDA is useful to investors because it is one of the measures used by the Company's Board of Directors and management to evaluate its business, including in internal management reporting, budgeting and forecasting processes, in comparing operating results across the business, as an internal profitability measure, as a component in evaluating the ability and the desirability of making capital expenditures and significant acquisitions, and as an element in determining executive compensation.
However, Adjusted EBITDA is not a measure of financial performance under generally accepted accounting principles in the United States of America (“GAAP”), and the items excluded from Adjusted EBITDA are significant components in understanding and assessing financial performance. Therefore, Adjusted EBITDA should not be considered a substitute for net income (loss) or cash flows from operating, investing, or financing activities. Because Adjusted EBITDA is calculated before recurring cash charges including realized and unrealized losses on derivatives, interest expense and taxes, and is not adjusted for capital expenditures or other recurring cash requirements of the business, it should not be considered as a measure of discretionary cash available to invest in the growth of the business. There are a number of material limitations to the use of Adjusted EBITDA as an analytical tool, including the following:

•	Adjusted EBITDA does not reflect the Company's net realized and unrealized losses and gains on derivatives and any LIFO liquidations of its precious metal inventory;

•	Adjusted EBITDA does not reflect the Company's interest expense;

•	Adjusted EBITDA does not reflect the Company's tax expense or the cash requirements to pay its taxes;

•
Although depreciation and amortization are non-cash expenses in the period recorded, the assets being depreciated and amortized may have to be replaced in the future, and Adjusted EBITDA does not reflect the cash requirements for such replacement;

•	Adjusted EBITDA does not include non-cash charges for pension expense, stock-based compensation expense and asset impairments;

•	Adjusted EBITDA does not include discontinued operations; and

•	Adjusted EBITDA does not include certain other non-recurring and non-cash items.
The Company compensates for these limitations by relying primarily on its GAAP financial measures and by using Adjusted EBITDA only as supplemental information. The Company believes that consideration of Adjusted EBITDA, together with a careful review of its GAAP financial measures, is the most informed method of analyzing HNH.
The Company reconciles Adjusted EBITDA to net income from continuing operations, and that reconciliation is set forth above. Because Adjusted EBITDA is not a measurement determined in accordance with GAAP and is susceptible to varying calculations, Adjusted EBITDA, as presented, may not be comparable to other similarly titled measures of other companies. Revenues and expenses are measured in accordance with the policies and procedures described in the Company's Annual Report on Form 10-K for the year ended December 31, 2011.
About Handy & Harman Ltd.
Handy & Harman Ltd. is a diversified manufacturer of engineered niche industrial products with leading market positions in many of the markets it serves. Through its operating subsidiaries, HNH focuses on high margin products and innovative technology and serves customers across a wide range of end markets. HNH's diverse product offerings are marketed throughout the United States and internationally.
HNH's companies are organized into five businesses: Precious Metals, Tubing, Engineered Materials, Arlon, and Kasco.
The company sells its products and services through direct sales forces, distributors and manufacturer's representatives. HNH serves a diverse customer base, including the construction, electronics, telecommunications, home appliance, transportation, utility, medical, semiconductor, aerospace, military electronics and automotive markets. Other markets served include blade products and repair services for the food industry.
The company is based in White Plains, N.Y., and its common stock is listed on the NASDAQ Capital Market under the symbol

HNH. Website: www.handyharman.com
Forward-Looking Statements
This press release contains certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that reflect HNH's current expectations and projections about its future results, performance, prospects and opportunities.  HNH has tried to identify these forward-looking statements by using words such as “may,” “should,” “expect,” “hope,” “anticipate,” “believe,” “intend,” “plan,” “estimate” and similar expressions.  These forward-looking statements are based on information currently available to the Company and are subject to a number of risks, uncertainties and other factors that could cause its actual results, performance, prospects or opportunities in 2012 and beyond to differ materially from those expressed in, or implied by, these forward-looking statements.  These factors include, without limitation, HNH's need for additional financing and the terms and conditions of any financing that is consummated, customers' acceptance of its new and existing products, the risk that the Company will not be able to compete successfully, and the possible volatility of the Company's stock price and the potential fluctuation in its operating results.  Although HNH believes that the expectations reflected in these forward-looking statements are reasonable and achievable, such statements involve significant risks and uncertainties and no assurance can be given that the actual results will be consistent with these forward-looking statements.  Investors should read carefully the factors described in the “Risk Factors” section of the Company's filings with the SEC, including the Company's Form 10-K for the year ended December 31, 2011 for information regarding risk factors that could affect the Company's results.  Except as otherwise required by Federal securities laws, HNH undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason.
CONTACT:     Michael McNamara, Director of Public and Investor Relations
(212) 520-2356
mmcnamara@handyharman.com